UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2021 (July 14, 2021)

ENERGY FUELS INC.

(Exact Name of Registrant as Specified in Charter)

Ontario	001-36204	98-1067994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Union Blvd., Suite 600

Lakewood, Colorado

80228
 (Address of Principal Executive Offices, and Zip Code)

(303) 974-2140
Registrant's Telephone Number, Including Area Code

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	UUUU EFR	NYSE American Toronto Stock Exchange
Warrants to purchase common shares	UUUU-WT EFR.WT	NYSE American Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On July 14, 2021, Energy Fuels Inc. (the "Corporation"), entered into an asset purchase agreement (the "Purchase Agreement") with International Consolidated Uranium Inc. ("CUR") and certain wholly owned subsidiaries of the Corporation (collectively, the "EF Parties"). Pursuant to the Purchase Agreement, CUR will acquire the Tony M, the Daneros and Rim Mines in Utah, as well as the Sage Plain property and eight U.S. Department of Energy leases in Colorado (the "Transaction"), for the following consideration:

- the payment of US$2.0 million in cash, payable on closing of the Transaction;

- the issuance of that number of CUR shares that results in the Corporation holding 19.9% of the outstanding CUR common shares immediately after closing of the Transaction;

- the payment of Cdn$3.0 million in cash on or before the 18-month anniversary of closing of the Transaction;

- the payment of an additional Cdn$3.0 million in cash on or before the 36-month anniversary of closing of the Transaction; and

- the payment of up to Cdn$5.0 million in contingent cash payments tied to achieving commercial production at the Tony M, Daneros and Rim mines.

The Purchase Agreement contains customary representations, warranties and covenants made by the parties thereto, including a provision for the return of the assets to the Corporation in the event that CUR does not make the deferred cash payments as described above.

Closing of the Transaction is subject to satisfaction of certain closing conditions including, among other things, CUR receiving approval of the TSX Venture Exchange. In connection with the closing of the Transaction, the Corporation will enter into an investor rights agreement and certain EF Parties will enter into toll-milling, operating and production payment agreements with CUR.

Under the investor rights agreement, for so long as the Corporation's equity ownership in CUR remains at or above 10%, it will be entitled to equity participation rights to maintain its pro rata equity ownership in CUR and to appoint one nominee to the CUR Board of Directors. On closing of the Transaction, it is expected that the Corporation will nominate Mark Chalmers, its current President and CEO, to the CUR Board of Directors.

Under the toll-milling agreement the EF Parties will toll-mill ore mined from the projects at the White Mesa Mill, subject to payment by CUR of a toll-milling fee and certain other terms and conditions.

Under the operating agreements, the EF Parties will provide ongoing services for a fee to maintain the acquired uranium projects in Utah and Colorado in good standing, as well as additional services as agreed to by the parties.

The foregoing description of the Purchase Agreement and the related ancillary documents does not purport to be a complete description of the rights and obligations of the parties thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: July 15, 2021	By: /s/ David C. Frydenlund David C. Frydenlund Chief Financial Officer, General Counsel and Corporate Secretary